SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                  Form 8-K/A-1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 28, 2003


                            Valpey-Fisher Corporation

               (Exact Name of Registrant as Specified in Charter)


       Maryland                     1-4184                    06-0737363
       --------                     ------                    ----------
(State or other jurisdiction    Commission File             (IRS Employer
  of incorporation)                Number                Identification Number)


75 South Street, Hopkinton, MA                                     01748
------------------------------                                     -----

(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (508) 435-6831
                                                    --------------

Item 7.   Financial Statements and Exhibits.

               Financial Statements and Exhibits is hereby amended to read in its entirety as follows:

          On May 28, 2003, pursuant to an Asset Purchase Agreement dated April 30, 2003, the Company completed the acquisition of certain assets of MF Electronics Corp ("MF") of New Rochelle, NY. The Company reported the acquisition on a Form 8-K dated June 12, 2003 and stated that the financial statements and pro forma financial information required by Item 7 would be filed thereafter. This amended Current Report on Form 8-K/A-1 contains the required financial statements and pro forma financial information.

(a) Financial Statements of Business Acquired

     (1) Audited financial statements of MF as of December 31, 2002 and 2001 and for the years then ended.


     (2) Unaudited financial statements of MF as of March 31, 2003 and for the three month periods ended March 31, 2003 and 2002.

(b) Pro Forma Financial Information

                               Unaudited pro forma financial statements as of March 31, 2003 and for the three months ended March 31, 2003 and the year ended December 31, 2002.


(c) Exhibits

           Exhibit No.                       Description
           ----------                        ------------

                  2.0 Asset Purchase Agreement dated April 30, 2003 between Seller, William Stein, Martin Finkelstein and the Company.

                 23.1      Consent of BDO Seidman, LLP




        MF Electronics Corp. and Subsidiary

        Contents


        Independent auditors' report                                                                                4

        Consolidated financial statements:
           Balance sheets                                                                                           5
           Statements of operations and retained earnings                                                           6
           Statements of cash flows                                                                                 7
           Summary of accounting policies                                                                         8-9
           Notes to consolidated financial statements                                                           10-12


Independent Auditors' Report



MF Electronics Corp.
New Rochelle, New York

We have audited the consolidated balance sheets of MF Electronics Corp. and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MF Electronics Corp. and subsidiary at December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.





Valhalla, NY
BDO Seidman, LLP
March 28, 2003,
except for Note 6, for
which the date is April 30, 2003


MF Electronics Corp. and Subsidiary

Consolidated Balance Sheets

December 31,                                                               2002                   2001
------------------------------------------------------------------ ---------------------- ---------------------
Assets
Current:
   Cash and cash equivalents                                              $1,931,425             $1,986,895
   Accounts receivable, less allowance for possible losses of
      $86,500 and $88,935                                                    464,259                640,428
   Inventories (Notes 1 and 6)                                               275,000              1,231,670
   Prepaid expenses and other                                                      -                284,998
------------------------------------------------------------------ ---------------------- ----------------------
              Total current assets                                         2,670,684              4,143,991
Property and equipment, less accumulated depreciation (Notes 2
   and 6)                                                                    712,000              3,632,991
------------------------------------------------------------------ ---------------------- ----------------------
                                                                          $3,382,684             $7,776,982
------------------------------------------------------------------ ---------------------- ----------------------
Liabilities and Stockholder's Equity
Current liabilities:
   Accounts payable                                                      $   399,852            $   359,195
   Accruals:
      Compensation                                                           131,691                108,650
      Miscellaneous                                                           32,509                150,468
   Due to affiliate (Note 5)                                                  16,000                 18,000
------------------------------------------------------------------ ---------------------- ----------------------
              Total current liabilities                                      580,052                636,313
------------------------------------------------------------------ ---------------------- ----------------------
Commitments and contingencies (Notes 4, 6 and 7)
Stockholder's equity:
   Common stock, no par value - shares authorized 100;
      outstanding 3                                                            5,000                  5,000
   Retained earnings                                                       2,797,632              7,135,669
------------------------------------------------------------------ ---------------------- ----------------------
              Total stockholder's equity                                   2,802,632              7,140,669
------------------------------------------------------------------ ---------------------- ----------------------
                                                                          $3,382,684             $7,776,982
------------------------------------------------------------------ ---------------------- ----------------------

                                                                            See accompanying summary of accounting policies
                                                                            and notes to consolidated financial statements.



 MF Electronics Corp. and Subsidiary


 Consolidated Statements of Operations and Retained Earnings
 Years ended December 31,                                                        2002                   2001
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Net sales (Note 7)                                                            $ 6,472,955            $10,083,122
 Cost of sales (Notes 6)                                                         4,631,055              7,915,646
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Gross profit on sales                                                           1,841,900              2,167,476
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Operating expenses:
    Selling, general and administrative                                          2,147,563              3,279,468
    Research and development                                                       826,282              1,120,850
    Assets - impairment (Note 6)                                                 2,866,092                      -
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Total operating expenses                                                        5,839,937              4,400,318
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Operating loss                                                                 (3,998,037)            (2,232,842)
 Other income (Note 7)                                                                   -              3,730,595
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Net (loss) income                                                              (3,998,037)             1,497,753
 Retained earnings, beginning of year                                            7,135,669              7,874,916
 Dividends paid                                                                   (340,000)            (2,237,000)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Retained earnings, end of year                                                $ 2,797,632           $  7,135,669
 ----------------------------------------------------------------------- ---------------------- ----------------------

                                                                            See accompanying summary of accounting policies
                                                                            and notes to consolidated financial statements.





 MF Electronics Corp. and Subsidiary

 Consolidated Statements of Cash Flows


 Years ended December 31,                                                       2002                   2001
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from operating activities:
    Net (loss) income                                                          $(3,998,037)            $1,497,753
    Adjustments to reconcile net (loss) income to cash provided by operating activities:
         Depreciation and amortization                                             551,889                533,502
         Loss on disposal of equipment                                                   -                193,255
         Impairment of assets                                                    2,866,092                      -
         Changes in assets and liabilities:
               Accounts receivable                                                 176,169              2,236,979
               Inventories                                                         956,670              2,252,424
               Prepaid expenses and other                                           (1,730)               136,934
               Accounts payable and accrued expenses                               (56,261)            (1,931,686)
 ----------------------------------------------------------------------- ---------------------- ----------------------
                      Net cash provided by operating activities                    494,792              4,919,161
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from investing activities:
    Capital expenditures                                                          (210,262)              (760,465)
 ----------------------------------------------------------------------- ---------------------- ----------------------
                      Net cash used in investing activities                       (210,262)              (760,465)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from financing activities:
    Dividends paid                                                                (340,000)            (2,237,000)
    Payments to affiliate                                                                -               (982,000)
 ----------------------------------------------------------------------- ---------------------- ----------------------
                      Net cash used in financing activities                       (340,000)            (3,219,000)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Net (decrease) increase in cash and cash equivalents                              (55,470)               939,696
 Cash and cash equivalents, beginning of year                                    1,986,895              1,047,199
 ----------------------------------------------------------------------- ---------------------- ----------------------
                           Cash and cash equivalent, end of year               $ 1,931,425             $1,986,895
 ----------------------------------------------------------------------- ---------------------- ----------------------

                                                                            See accompanying summary of accounting policies
                                                                            and notes to consolidated financial statements.

 MF Electronics Corp. and Subsidiary

 Summary of Accounting Policies


 Nature of Business                   MF Electronics Corp. (the
                                      "Company") is engaged in the manufacture and sale of frequency control devices such as crystal units, crystal clock oscillators, VCXOs, TCXOs and oscillator
                                      ICs. The Company's products are purchased by electronic equipment manufacturers mainly in the computer and telecommunications industries (see Note
                                      6).


 Principles of Consolidation          The consolidated
                                      financial statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany accounts and transactions are eliminated.


 Credit Risk                          Financial  instruments which potentially
                                      subject the Company to concentrations
                                      of credit risk consist  principally  of
                                      temporary  cash  investments  and trade
                                      accounts  receivable.  The  Company's
                                      cash investments are placed with high credit quality financial institutions and may exceed the amount of Federal deposit insurance. Concentrations of credit risk with respect to trade receivables are with other companies.
                                      The Company reviews a customer's credit history before extending credit. The
                                      Company  establishes  an allowance for
                                      doubtful  accounts  based on factors
                                      surrounding the credit risk of specific customers, historical trends and other information.


 Inventories                          Inventories are valued at the lower of
                                      moving weighted average cost or market
                                      (see Note 6).


 Property, Equipment and              Property and equipment are stated at cost.
 Depreciation and Amortization        Depreciation and amortization are
                                      computed over the estimated useful lives of the assets by the straight-line and accelerated methods. For income tax purposes, depreciation is computed using accelerated methods.

 MF Electronics Corp. and Subsidiary

 Summary of Accounting Policies

 Statements of Cash Flows
                                      For purpose of the statements of cash
                                      flows, the Company considers all highly
                                      liquid investments purchased with maturity of three months or less to be cash equivalents.


 Estimates                            The preparation of financial statements in
                                      conformity with generally accepted
                                      accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


 Long-Lived                           Assets As prescribed in Statement of
                                      Financial Accounting Standards No. 144
                                      "Accounting for the Impairment and
                                      Disposal of Long-lived Assets," long-lived assets are required to be adjusted to net realized value if, in the opinion of management, there is a permanent diminution in value (see Note 6).


 Reclassifications                    Certain  2001  amounts  have  been
                                      reclassified  to  conform  with  the  2002
                                      presentation.


 Revenue Recognition                  The Company recognizes revenue upon
                                      shipment of its products.
                                      The Company evaluates each sale to ensure collectability. In addition, each sale is based on an arrangement with the customer and the sales price to the buyer is fixed. Cost of sales is recorded based on the cost of the product shipped and related direct operating costs of the Company's facility.

 MF Electronics Corp. and Subsidiary

 Notes to Consolidated Financial Statements


   1. Inventories Inventories are summarized as follows:

                                     December 31,                                     2002               2001
                                     ----------------------------------------- ------------------- ------------------
                                     Work-in process                                  $126,087         $   399,205
                                     Finished goods                                    164,261             339,138
                                     Raw materials                                     504,217             493,327
                                     ----------------------------------------- ------------------- ------------------
                                        Total inventory                                794,565           1,231,670
                                     Less: Provision for impairment loss
                                        (Note 6)                                       519,565                   -
                                     ----------------------------------------- ------------------- ------------------
                                                                                      $275,000          $1,231,670
                                     ----------------------------------------- ------------------- ------------------


   2. Property and Equipment Major classes of property and equipment consist of the following:

                                     December 31,                                     2002               2001
                                     ------------------------------------------ ------------------ ------------------
                                     Machinery and equipment                         $2,880,977         $3,166,749
                                     Office equipment                                   751,448            441,636
                                     Leasehold improvements                           2,978,616          2,814,457
                                     Automobile                                          75,349             53,288
                                     ------------------------------------------ ------------------ ------------------
                                     Total cost                                       6,686,390          6,476,130
                                     Less: Accumulated depreciation and
                                       amortization                                   3,395,026          2,843,139
                                     ------------------------------------------ ------------------ ------------------
                                                                                      3,291,364          3,632,991
                                     Less:  Provision for impairment loss
                                       (See Note 6)                                   2,579,364                  -
                                     ------------------------------------------ ------------------ ------------------
                                                                                    $   712,000         $3,632,991
                                     ------------------------------------------ ------------------ ------------------


                                      Depreciation and amortization expense in
                                      2002 and 2001 was approximately $552,000 and $534,000, respectively.


   3.      Taxes on Income            Effective  October 1,  1999, the
                                      stockholder of the Company elected to
                                      have the Company  treated as an
                                      S-Corporation  for income tax  purposes.
                                      The Company's income  or loss and
                                      credits  are  passed  through  to the
                                      stockholder  and is reported on the
                                      individual  income tax  returns.
                                      Therefore,  no  provision or
                                      benefits  for income taxes has been
                                      recorded for the years ended December 31, 2002 and 2001.

   4.      Employee Benefit Plans     The Company had a defined benefit pension
                                      plan covering substantially all employees.
                                      The Plan was terminated in October 2001
                                      and all assets (approximately $712,000)
                                      were distributed to the participants in
                                      accordance with the terms of the plan.

 MF Electronics Corp. and Subsidiary

 Notes to Consolidated Financial Statements


                                      The Company has a defined contribution
                                      plan for certain employees that qualifies as a 401(k) plan under the Internal Revenue Code. Eligible employees are permitted to contribute up to 15% of their gross compensation into the plan. The Company contributed $44,000 and $36,000 in 2002 and 2001, respectively.


   5.      Related Party              The Company leases its plant and
                                      administrative offices under an operating
                                      Transactions lease from a partnership
                                      affiliated by common ownership, MF Realty
                                      ("Realty"). The lease expires in 2004 with options to renew for three additional ten-year periods. Rental payments are
                                      $36,000 per month (see Note 6).


   6.      Subsequent Event           In April 2003,  the Company  entered
                                      into an agreement to sell its operating assets and business to an unrelated company. The agreement provides, among other things, for the sale of all inventories for $100,000, the sale of certain equipment for $480,000 and the payment for all accounts receivable, net of accounts payable. Accordingly, the Company recorded certain impairment losses as of December 31, 2002 (which are net of activity and transactions that occurred subsequent to December 31,
                                      2002) as follows:

                                     ------------------------------------------ --------- ---------------------------
                                     Write-down of inventories                                    $   519,565 (a)
                                     Write-off of all prepaid expenses and
                                       other current assets                                           286,728 (b)
                                     Write-down of equipment and abandonment
                                       of leasehold improvements                                    2,579,364 (b)
                                     ------------------------------------------ --------- ---------------------------
                                                                                                   $3,385,657
                                     --------------------------------------------------------------------------------
                                     (a) Included in cost of goods sold
                                     (b) Included in operating expenses


 MF Electronics Corp. and Subsidiary

 Notes to Consolidated Financial Statements


 7. Major Customers One customer directly and indirectly accounted for approximately 67% of accounts receivables and 80% of net sales as of and for the year ended December 31, 2001.

                                      In early March 2001, the Company's major customer requested to cancel a large group of purchase orders (aggregating in excess of $7 million) that were previously considered to be non-cancelable, non-returnable purchase orders. On March 20, 2001, the Company entered into a settlement agreement whereby the Company accepted the customer's cancellations in exchange for $4,500,000, less costs associated with the settlement (primarily abandonment of certain inventory) and other adjustments. The net effect of the settlement was recorded as other income in the statement of operations in the amount of $3,730,595 in 2001.

                                      On December 31, 2001, the customer's
                                      rights to all inventories and credits were terminated in accordance with the agreement.



MF Electronics Corp. and Subsidiary

Consolidated Balance Sheet
Unaudited


 March 31, 2003
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Assets
 Current:
    Cash and cash equivalents                                                                          $1,869,666
    Accounts receivable, less allowance for possible losses of $86,500                                    338,297
    Inventories (Notes 1 and 6)                                                                           100,000
    Prepaid expenses and other                                                                                391
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Total current assets                                                                     2,308,354
 Property and equipment, less accumulated depreciation (Notes 2 and 6)                                    572,810
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                                                                                       $2,881,164
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Liabilities and Stockholder's Equity
 Current liabilities:
    Accounts payable                                                                                  $   325,071
    Accrued payroll and payroll taxes                                                                     139,685
    Notes payable - GMAC                                                                                   17,729
    Due to affiliate (Note 5)                                                                              16,000
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Total current liabilities                                                                  498,485
 Long-term notes payable - GMAC                                                                            10,342
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Total liabilities                                                                          508,827
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Commitments and contingencies (Notes 4, 6 and 7)
 Stockholder's equity:
    Common stock, no par value - shares authorized 100; outstanding 3                                       5,000
    Retained earnings                                                                                   2,367,337
 ----------------------------------------------------------------------- ---------------------- ----------------------
               Total stockholder's equity                                                               2,372,337
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                                                                                       $2,881,164
 ----------------------------------------------------------------------- ---------------------- ----------------------

                                                                            See accompanying summary of accounting policies
                                                                            and notes to consolidated financial statements.





MF Electronics Corp. and Subsidiary

Consolidated Statements of Operations and Retained Earnings
Unaudited


 Three Months Ended March 31,                                                    2003                   2002
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Net sales (Note 7)                                                             $1,211,839             $1,766,210
 Cost of sales (Notes 6)                                                         1,052,515              1,470,798
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Gross profit on sales                                                             159,324                295,412
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Operating expenses:
    Selling, general and administrative                                            445,733                620,634
    Research and development                                                       146,982                237,452
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Total operating expenses                                                          592,715                858,086
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Operating loss                                                                   (433,391)              (562,674)
 Other income                                                                        3,096                  5,394
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Net loss                                                                         (430,295)              (557,280)
 Retained earnings, beginning of period                                          2,797,632              1,215,274
 Dividends paid                                                                          -               (180,000)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Retained earnings, end of period                                               $2,367,337            $   477,994
 ----------------------------------------------------------------------- ---------------------- ----------------------

                                                                            See accompanying summary of accounting policies
                                                                            and notes to consolidated financial statements.





MF Electronics Corp. and Subsidiary

Consolidated Statements of Cash Flows
Unaudited

                                                                                                                         27

 Three Months Ended March 31,                                                    2003                   2002
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from operating activities:
    Net loss                                                                     $(430,295)          $   (557,280)
    Adjustments to reconcile net loss to cash used by operating activities:
         Depreciation and amortization                                             139,775                206,700
         Provision for possible losses on accounts receivable                            -                 (2,435)
         Changes in assets and liabilities:
               Accounts receivable                                                 125,962                 56,320
               Inventories                                                         175,000                632,926
               Prepaid expenses and other                                             (391)                 9,894
               Accounts payable and accrued expenses                               (66,787)               (24,230)
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                   Net cash used in operating activities           (56,736)               321,895
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from investing activities:
    Capital expenditures                                                              (585)              (149,606)
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                   Net cash used in investing activities              (585)              (149,606)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Cash flows from financing activities:
    Dividends paid                                                                       -               (180,000)
    Payments to affiliate and note payable                                          (4,438)                (6,432)
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                   Net cash used in financing activities            (4,438)              (186,432)
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Net decrease in cash and cash equivalents                                         (61,759)               (14,143)
 Cash and cash equivalents, beginning of period                                  1,931,425              1,986,895
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                 Cash and cash equivalent, end of period       $(1,869,666)           $(1,972,752)
 ----------------------------------------------------------------------- ---------------------- ----------------------

                                                                            See accompanying summary of accounting policies
                                                                            and notes to consolidated financial statements.


MF Electronics Corp. and Subsidiary

Summary of Accounting Policies
Unaudited

 Basis of Presentation

 The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements. The financial information included in the quarterly report should be read in conjunction with the Company's audited financial statements and related notes thereto for the year ended December 31, 2002. Operating results for the three month period ended March 31, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2003.

 In the opinion of management, all estimates and adjustments considered necessary for a fair presentation have been included and all such adjustments were normal and recurring.

 Nature of Business                   MF Electronics Corp. (the
                                      "Company") is engaged in the manufacture and sale of frequency control devices such as crystal units, crystal clock oscillators, VCXOs, TCXOs and oscillator
                                      ICs. The Company's products are purchased by electronic equipment manufacturers mainly in the computer and telecommunications industries (see Note
                                      6).


 Principles  of Consolidation         The consolidated financial statements
                                      include the accounts of the Company and
                                      its wholly-owned subsidiary. All material intercompany accounts and transactions are eliminated.


 Credit Risk                          Financial  instruments which potentially
                                      subject the Company to concentrations
                                      of credit risk consist  principally  of
                                      temporary  cash  investments  and trade
                                      accounts  receivable.  The  Company's
                                      cash investments are placed with high credit quality financial institutions and may exceed the amount of Federal deposit insurance. Concentrations of credit risk with respect to trade receivables are with other companies. The
                                      Company reviews a customer's  credit
                                      history  before  extending  credit.  The
                                      Company  establishes  an allowance for
                                      doubtful  accounts  based on factors
                                      surrounding the credit risk of specific customers, historical trends and other information.


 Inventories                          Inventories are valued at the lower of
                                      moving weighted average cost or market
                                      (see Note 6).


 Property, Equipment and             Property and equipment are stated at cost.
 Depreciation and Amortization       Depreciation and amortization are  computed
                                     over the estimated useful lives of the
                                     assets by the straight-line
                                     and accelerated methods. For income tax
                                     purposes, depreciation is computed using accelerated methods.

 Statements of Cash Flows             For purpose of the statements of cash
                                      flows, the Company considers all highly
                                      liquid investments purchased with
                                      maturity of three months or
                                      less to be cash equivalents.


 Estimates                            The preparation of financial statements in
                                      conformity with generally accepted
                                      accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


 Long-Lived                           Assets Long-lived assets are required to
                                      be adjusted to net fair value if, in the opinion of management, there is a permanent diminution in value (see Note
                                      6).


 Revenue Recognition                  The Company  recognizes  revenue  upon
                                      shipment of its  products.  The Company
                                      evaluates each sale to ensure
                                      collectability. In addition, each sale is based on an arrangement with the customer and the sales price to the buyer is fixed. Cost of sales is recorded based on the cost of the product shipped and related direct operating costs of the Company's facility.

MF Electronics Corp. and Subsidiary

Summary of Accounting Policies
Unaudited

   1.       Inventories               As of March 31, 2003,  inventories
                                      amounted to $100,000  and  consisted of
                                      raw  materials.


   2.       Property and Equipment    Major classes of property and equipment
                                      consist of the
                                      following:

                                     March 31, 2003
                                     ------------------------------------------ ------------------- ------------------
                                     Machinery and equipment                                             $2,880,977
                                     Office equipment                                                       752,034
                                     Leasehold improvements                                               2,978,616
                                     ------------------------------------------ ------------------- ------------------
                                     Automobile                                                              75,349
                                     Total cost                                                           6,686,976
                                     Less: Accumulated depreciation and
                                       amortization                                                       3,534,802
                                     ------------------------------------------ ------------------- ------------------
                                                                                                          3,152,174
                                     Less:  Provision for impairment loss
                                       (See Note 6)                                                       2,579,364
                                     ------------------------------------------ ------------------- ------------------
                                                                                                        $   572,810
                                     ------------------------------------------ ------------------- ------------------

                                      Depreciation and amortization expense in
                                      2003 and 2002 was $139,775 and $206,700,
                                      respectively.


   3.      Taxes on Income            Effective  October 1,  1999, the
                                      stockholder of the Company elected to
                                      have the Company  treated as an
                                      S-Corporation  for income tax  purposes.
                                      The Company's income  or loss and
                                      credits  are  passed  through  to the
                                      stockholder  and is reported on the
                                      individual  income tax  returns.
                                      Therefore,  no  provision or benefits
                                      for income taxes has been recorded for the periods ended March 31,
                                      2003 and 2002.

   4.      Employee Benefit Plans     The Company had a defined benefit pension
                                      plan covering substantially all employees.
                                      The Plan was terminated in October 2002
                                      and all assets (approximately $712,000)
                                      were distributed to the participants in
                                      accordance with the terms of the plan.

                                      The Company has a defined contribution
                                      plan for certain employees that qualifies as a 401(k) plan under the Internal Revenue Code. Eligible employees are permitted to contribute up to 15% of their gross compensation into the plan. The Company contributed $11,095 in 2003.


   5.      Related Party              The Company leases its plant and
                                      administrative offices under an operating
                                      Transactions lease from a partnership
                                      affiliated by common ownership, MF Realty
                                     ("Realty"). The lease expires in 2004 with
                                      options to renew for three additional
                                      ten-year periods. Rental payments are
                                      $21,000 per month (see Note 6).


   6.      Subsequent Event           On May 28, 2003,  pursuant to an Asset
                                      Purchase Agreement dated April 30, 2003, the Company sold its inventories, machinery and equipment and the customer order backlog to Valpey-Fisher
                                      Corporation.  In addition, the Company
                                      sold the net of its May 28, 2003 accounts receivable less trade accounts payable.
                                      The total purchase price was $799 thousand in cash.



   7.     Major Customers             One customer directly and indirectly
                                      accounted for approximately 12% of
                                      accounts receivables and 39% of net
                                      sales as of and for the period ended March
                                      31, 2003.

                    Unaudited Pro Forma Financial Information

      On May 28, 2003, pursuant to an Asset Purchase Agreement dated April 30, 2003, Valpey-Fisher Corporation (the "Company") purchased certain assets consisting primarily of machinery, equipment and inventory from MF Electronics Corp., ("MF") of New Rochelle, NY. The purchase price was $798,718 in cash, of which $207,842 represented the amount by which the MF's accounts receivable acquired by the Company exceeded the trade accounts payable assumed by the Company at closing. Transaction costs are estimated to be $50,000.

     During the week of June 30, 2003, the purchased assets and operations were moved to the Company's facility in Hopkinton, MA.

     The following unaudited pro forma financial information gives effect to the Company's acquisition of the MF assets and operations as if the transaction had occurred on March 30, 2003 for purposes of the unaudited pro forma balance sheet, and as of January 1, 2002 for purposes of the unaudited pro forma summary of operations. The following unaudited pro forma statements are based on the historical statements of the Company and MF during the periods presented, adjusted to give effect for the acquisition.

     The pro forma adjustments give effect to the fair value of the assets acquired and the MF operations being moved to the VF facility as of January 1, 2002 and includes the elimination of certain MF costs that management expects to realize as a result of the transaction. The pro forma adjustments are based on available information and upon certain assumptions that management believes are reasonable. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future results of operations and financial position of the Company.

     The accompanying unaudited pro forma financial information should be read in conjunction with the historical financial statements of the Company (included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q for the three months ended March 30, 2003) and MF's historical financial statements and the related notes thereto (included in this Current Report on Form 8-K/A-1).

Valpey-Fisher Corporation
Unaudited Pro Forma Consolidated Balance Sheets
March 30, 2003
(in thousands)
                                                                                        Valpey-
                                 Valpey-Fisher   MF Electronics       Pro Forma          Fisher
                                   Historical      Historical       Adjustments        Pro Forma
                                 --------------  ---------------  ------------------- ------------
Assets
 Current assets:
   Cash and cash equivalents            $3,856           $1,870        $(1,870) (a)        $3,461
                                                                          (604) (b)
                                                                           209  (n)
   Receivables, net                      2,792              338            (71)(h)(n)       3,059
   Inventories                           1,633              100             15  (b)         1,748
   Deferred income taxes and
     other current assets                1,096                -              -              1,096
                                 --------------  ---------------  -------------       ------------
   Total current assets                  9,377            2,308         (2,321)             9,364

Property, plant and equipment,
 net                                     3,757              573            (82) (a)         4,283
                                                                            35  (b)
Other assets                               149                -              -                149
                                 --------------  ---------------  -------------       ------------
                                       $13,283           $2,881        $(2,368)           $13,796
                                 --------------  ---------------  -------------       ------------

Liabilities and Stockholders'
 Equity
 Current liabilities:
  Accounts payable                        $249             $325             $-               $574
  Accrued liabilities                      641                -             50  (b)           691
  Accrued payroll and payroll
   taxes                                     -              140           (140) (a)             -
  Due to affiliate                           -               16            (16) (a)             -
  Notes payable-GMAC                         -               18            (18) (a)             -
  Income taxes                             117                -              -                117
                                 --------------  ---------------  -------------       ------------
  Total current liabilities              1,007              499           (124)             1,382

Long-term notes payable-GMAC                 -               10            (10) (a)             -
Deferred income taxes                      678                -              -                678

Stockholders' Equity:
  Common stock                             210                5             (5) (a)           210
  Capital surplus                        5,038                -              -              5,038
  Retained earnings                      6,610            2,367         (2,367) (a)         6,748
                                                                           138  (n)
  Less unearned compensation              (260)               -              -               (260)
                                 --------------  ---------------  -------------       ------------
  Total stockholders' equity            11,598            2,372         (2,234)            11,736
                                 --------------  ---------------  -------------       ------------
                                       $13,283           $2,881        $(2,368)           $13,796
                                 --------------  ---------------  -------------       ------------

See accompanying Notes to Unaudited Pro Forma Financial Statements.




Valpey-Fisher Corporation
Unaudited Pro Forma Consolidated Statements of Operations
Three Months Ended March 30, 2003
(in thousands, except per share
 data)

                                  Valpey-Fisher MF Electronics  Pro Forma        Valpey-
                                                                                 Fisher
                                  Historical    Historical    Adjustments       Pro Forma
                                  -----------   -----------   --------------   -----------
Net sales                             $1,711       $1,212               $-        $2,923
Cost of sales                          1,663        1,052          (285)(c)        2,577
                                                                    147 (d)
                                  -----------  -----------   -----------      -----------
  Gross profit                            48          160           138              346

Operating expenses:
  Selling and advertising                375          195          (130)(e)          440
  General and administrative             373          251          (230)(f)          394
  Research and development                 -          147          (147)(d)            -
                                  -----------  -----------   -----------      -----------
                                         748          593          (507)             834

Operating (loss)                        (700)        (433)          645             (488)

Other income (expense):
  Interest income                         20            3            (6)(g)           17
  Interest expense                       (12)           -             -              (12)
                                  -----------  -----------   -----------      -----------
                                           8            3            (6)               5

Loss before income tax
 benefit                                (692)        (430)          639             (483)
Income tax benefit                       235            -           (71)(h)          164
                                  -----------  -----------   -----------      -----------
Net (loss)                             $(457)       $(430)         $568            $(319)
                                  -----------  -----------   -----------      -----------

Basic net (loss) per share            $(0.11)                                     ($0.08)
                                  -----------                                 -----------
Dilited net (loss) per share          $(0.11)                                     ($0.08)
                                  -----------                                 -----------

Basic weighted average
 shares                                4,197                                       4,197
Diluted weighted average
 shares                                4,197                                       4,197


See accompanying Notes to Unaudited Pro Forma Financial Statements.


Valpey-Fisher Corporation
Unaudited Pro Forma Consolidated Statements of
 Operations
Year Ended December  31, 2002
(in thousands, except per share
 data)
                                                         MF
                                  Valpey-Fisher       Electronics      Pro Forma       Valpey-Fisher
                                   Historical         Historical     Adjustments         Pro Forma
                                  -------------      ------------   ------------       ------------------------------------
Net sales                               $7,294            $6,473                            $13,767
Cost of sales                            8,640             4,631         (1,635)(i)          12,462
                                                                            826 (d)
                                  -------------      ------------   ------------       ------------------------------------
  Gross profit                          (1,346)            1,842            809               1,305

Operating expenses:
  Selling and advertising                1,456                 -           (465)(j)           1,952
                                                                            961 (d)
  General and administrative             1,399                 -           (750)(k)           1,836
                                                                          1,187 (d)
  Selling, general and
   administrative                            -             2,148         (2,148)(d)               -
  Research and development                   -               826           (826)(d)               -
  Asset impairment charges                   -             2,866         (2,866)(l)               -
                                  -------------      ------------   ------------       ------------------------------------
                                         2,855             5,840         (4,907)              3,788

Operating (loss)                        (4,201)           (3,998)         5,716              (2,483)

Other income (expense):
  Gains on sales of assets                 187                 -                                187
  Interest income                          108                 -            (14) (m)             94
  Interest expense                         (82)                -              -                 (82)
                                  -------------      ------------   ------------       ------------------------------------
                                           213                 -            (14)                199
Loss from continuing operations
 before income tax benefit              (3,988)           (3,998)         5,702              (2,284)
Income tax benefit                       1,198                 -           (575)(h)             623
                                  -------------      ------------   ------------       ------------------------------------
(Loss) from continuing operations       (2,790)           (3,998)         5,127              (1,661)
                                  -------------      ------------   ------------       ------------------------------------
(Loss) from discontinued
 operations                                (99)                                                 (99)
                                  -------------                                        ------------------------------------
Net (loss)                             $(2,889)                                             $(1,760)
                                  -------------                                        ------------------------------------

Basic net (loss) per share:
  Continuing operations                 $(0.67)                                              $(0.40)
  Discontinued operations                (0.02)                                               (0.02)
                                  -------------                                        ------------------------------------
                                        $(0.69)                                              $(0.42)
                                  -------------                                        ------------------------------------
Dilited net (loss) per share
  Continuing operations                 $(0.67)                                              $(0.40)
  Discontinued operations                (0.02)                                               (0.02)
                                  -------------                                        ------------------------------------
                                        $(0.69)                                              $(0.42)
                                  -------------                                        ------------------------------------
Basic weighted average shares            4,166                                                4,166
Diluted weighted average shares          4,166                                                4,166

See accompanying Notes to Unaudited Pro Forma Financial Statements.

Valpey-Fisher Corporation
Notes to Unaudited Pro Forma Financial Statements
(in thousands)

  The unaudited pro forma consolidated financial statements reflect Valpey-Fisher Corporation's ("VF") purchase of certain assets and the assumption of trade payables from MF Electronics Corp. ("MF") under the purchase method of accounting.
  The total purchase price based on the May 28, 2003 value of accounts receivable acquired and trade accounts payable assumed and estimated expenses of $50 will be allocated as follows:

            Accounts receivable                                    $    343
            Inventory                                                   125
            Machinery and equipment                                     516
            Trade accounts payable assumed                             (135)
                                                                    --------
                   Total                                           $    849
                                                                    ========
Pro forma adjustments reflected in the unaudited pro forma financial statements as of March 30, 2003 and December 31, 2002 include:

(a) To eliminate MF assets and liabilities retained by MF and to eliminate MF stockholders' equity.

(b) To reflect the estimated cash used to acquire certain assets less trade accounts payable assumed and to accrue estimated expenses relating to the transaction.

(c) To reflect the elimination of $200 of payroll and fringe benefits of MF and $40 of building costs related to moving the MF operations to VF and $45 reduction in depreciation relating to the acquired valuation of machinery and equipment.

(d)  To reclass expense to conform to VF presentation.

(e) To reflect the elimination of $90 of payroll and fringe benefits of MF and $20 of building costs related to moving the MF operations to VF and $20 reduction in depreciation relating to the acquired valuation of machinery and equipment.

(f) To reflect the elimination of $150 of payroll and fringe benefits of MF and $30 of building costs related to moving the MF operations to VF and $50 reduction in depreciation relating to the acquired valuation of machinery and equipment.

(g) To reflect reduction in interest income based on the cash to acquire the net assets of MF and to eliminate intest income of MF.

(h)  To reflect the estimated income tax (expense) benefit of MF acquistion.

(i) To reflect the elimination of $650 of payroll and fringe benefits of MF, $275 of building costs related to moving the MF operations to VF, $190 reduction in depreciation relating to the acquired valuation of machinery and equipment and to remove the $520 asset impairment charge reflected in MF's historical financial statements.

(j) To reflect the elimination of $275 of payroll and fringe benefits of MF and $115 of building costs related to moving the MF operations to VF and $75 reduction in depreciation relating to the acquired valuation of machinery and equipment.

(k) To reflect the elimination of $405 of payroll and fringe benefits of MF and $150 of building costs related to moving the MF operations to VF and a $195 reduction in depreciation relating to the acquired valuation of machinery and equipment.

(l) To remove the $2,866 asset impairment charges reflected in the MF historical financial statements.

(m) To reflect the estimated reduction in interest income based on the cash used to acquire the net assets of MF.

(n) To reflect the estimated balance sheet effects of the pro forma adjustments to the unaudited pro forma consolidated summary of operations.

                                    Signature
                                    ---------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Valpey-Fisher Corporation


          Date:  August 11, 2003        By:  /s/ Michael J. Kroll
                                             --------------------
                                             Michael J. Kroll
                                             Vice President, Treasurer and
                                             Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.                           Description

 2.0 Asset Purchase Agreement dated April 30, 2003 between Seller, William Stein, Martin Finkelstein and the Company (incorporated by reference to Exhibit 2 on Registrant's Form 8-K dated May 28, 2003.

23.1       Consent of BDO Seidman, LLP, Independent Auditors.  Filed herein.

                                                                   Exhibit 23.1


                          Independent Auditors' Consent

       We consent to the incorporation by reference in Registration Statement Nos. 333-94491, 033-77554 and 333-67726 of Valpey-Fisher Corporation (formerly known as MATEC Corporation) on Form S-8, of our report dated March 28, 2003 (except for the matters discussed in note 6, as to which the date is April 30, 2003), relating to the financial statements of MF Electronics Corp. and Subsidiary appearing in the Current Report on Form 8-K/A-1 of Valpey-Fisher Corporation dated May 28, 2003.



BDO Seidman, LLP
Valhalla, NY
August 11, 2003